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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                              For More Information Contact:
                                                   Mark Roberts
                                                   Vice President Finance
                                                   (413) 568-9141

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             WORONOCO BANCORP, INC. COMPLETES THIRD REPURCHASE PLAN
                 AND ANNOUNCES PLANS FOR ADDITIONAL REPURCHASE
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WESTFIELD, MA--September 18, 2000--Woronoco Bancorp, Inc. (the "Company")
(AMEX:WRO), the holding company for Woronoco Savings Bank (the "Bank"), announced today the completion of its third repurchase plan. The Company repurchased 512,897 shares, or 10%, of its outstanding common stock at an average price of $10.91. The Company also announced its intention to repurchase up to an additional 10% of its 4,616,071 outstanding shares of common stock. The repurchase will be made in open-market transactions, subject to the availability of stock.

"We are pleased with the results of our previous share repurchase plans and continue to believe that the repurchase of WRO shares is an attractive use of the Company's capital and will enhance shareholder value," commented Cornelius
D. Mahoney, Chairman, President and CEO.

Woronoco Bancorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of Woronoco Savings Bank, headquartered at 31 Court Street, Westfield, MA 01085. The Bank provides a wide variety of financial products and services through its 11 branch offices located throughout Hampden and Hampshire Counties in Western Massachusetts. The Bank's deposits are insured by the Federal Deposit Insurance Corporation and the Depositors Insurance Fund. For more information regarding the Bank's products and services, and for Woronoco Bancorp, Inc. investor relations information, please visit our web site at www.woronoco.com.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.